SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2003

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 West Chester Pike West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

N/A

(Former name or former address, if changed since last report)

Item 4. Changes In Registrant’s Certifying Accountant.

On March 28, 2003, Nobel Learning Communities, Inc., a Delaware corporation (the “Company”), upon the recommendation and approval of its Audit Committee, dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s principal independent public accountant. On April 4, 2003, the Company engaged BDO Seidman, LLP (“BDO Seidman”) to serve as the Company’s principal independent public accountant, effective immediately. The decision to dismiss PwC was recommended by the Audit Committee of the Company’s Board of Directors and approved by the Company’s Board of Directors.

In connection with the audits for the two (2) most recent fiscal years ended June 30, 2002 and 2001 and the subsequent interim period through the filing date of this Current Report on Form 8-K, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years. During the fiscal years ended June 30, 2002 and 2001 and the subsequent interim period through the filing date of this Current Report on Form 8-K, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of PwC on the consolidated financial statements of the Company, as of and for the fiscal years ended June 30, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

PwC was provided with a copy of the foregoing disclosures and has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with such statements. A copy of PwC’s letter dated April 1, 2003 is attached hereto as Exhibit 16.1.

During the fiscal years ended June 30, 2002 and 2001 and through the filing date of this Current Report on Form 8-K, neither the Company nor someone on its behalf consulted BDO Seidman regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (a)(1)(v) of Regulation S-K.

Item 7(c). Exhibits.

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 1, 2003 regarding change in certifying accountant.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: April 4, 2003	By:	/s/ A.J. CLEGG
A.J. Clegg Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 1, 2003 regarding change in certifying accountant.